UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2025

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	BBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2025, Best Buy Co., Inc. (the “registrant”) held its Regular Meeting of Shareholders (the “Meeting”). At the close of business on April 14, 2025, the record date for the determination of shareholders to vote at the Meeting, there were 211,685,537 shares of common stock of the registrant issued and outstanding. The holders of 185,953,615 shares of common stock were represented either in person or by proxy at the Meeting, which constituted a quorum.

The final results of the votes of the shareholders of the registrant are set forth below:

1. Election of Directors. The following individuals were elected as directors for a term of one year, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Corie S. Barry	168,689,940	777,399	214,132	16,272,144
Lisa M. Caputo	159,997,479	9,427,528	256,464	16,272,144
David W. Kenny	167,192,058	2,248,076	241,337	16,272,144
David C. Kimbell	165,363,069	4,081,667	236,735	16,272,144
Mario J. Marte	167,120,301	2,318,490	242,680	16,272,144
Karen A. McLoughlin	168,849,346	594,060	238,065	16,272,144
Claudia F. Munce	168,568,752	871,295	241,424	16,272,144
Richelle P. Parham	166,421,000	3,013,681	246,790	16,272,144
Steven E. Rendle	168,861,090	570,738	249,643	16,272,144
Sima D. Sistani	167,907,390	1,526,609	247,472	16,272,144
Melinda D. Whittington	168,934,672	508,943	237,856	16,272,144

2.Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant’s independent registered public accounting firm for the fiscal year ending January 31, 2026, was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
178,593,113	7,127,552	232,950	—

3.Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
155,480,282	13,972,314	228,875	16,272,144

4.Vote to Approve Amendment No. 1 to the Company’s 2020 Omnibus Incentive Plan. The proposal relating to the vote to approve Amendment No. 1 to the Company’s 2020 Omnibus Incentive Plan was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
159,246,138	10,170,292	265,041	16,272,144

5.Vote on a Shareholder Proposal. The shareholder proposal entitled “Support for Shareholder Right to Act by Written Consent” was rejected by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
11,968,421	159,986,113	726,937	16,272,144

6.Vote on a Shareholder Proposal. The shareholder proposal entitled “Request to Cease CEI Participation” was rejected by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
1,096,345	168,105,950	479,176	16,272,144

7.Vote on a Shareholder Proposal. The shareholder proposal entitled “Publish a Report on the Company’s LGBTQIA+ Inclusion Efforts in its Human Capital Management Strategy” was rejected by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
20,430,398	148,229,465	1,021,608	16,272,144

8.Vote on a Shareholder Proposal. The shareholder proposal entitled “Publish Climate Transition Plan to Achieve Stated Goals” was rejected by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
22,562,175	146,234,095	885,201	16,272,144

For additional information regarding the registrant, see the registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 2025, and Proxy Statement dated May 1, 2025. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 17, 2025	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
Executive Vice President, Chief Legal and Risk Officer and Secretary

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